Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2022, with respect to the Consolidated and Combined Carve-out financial statements of Codere Online Luxembourg, S.A. (formerly denominated Codere Online Business) in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-262940) and related prospectus of Codere Online Luxembourg, S.A.

/s/ Ernst & Young, S.L.

Madrid, Spain

May 12, 2022